International Stock Index Funds Shareholder Report Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1- Elect trustees for each fund.*

The individuals listed in the table below were elected as trustees for each fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the funds prior to the shareholder meeting.


Trustees                            For            Withheld       Percentage For

John J. Brennan           1,604,062,236.16    36,846,078.23             97.8%
Charles D. Ellis          1,594,488,731.76    46,419,582.63             97.2%
Emerson U. Fullwood       1,603,672,430.08    37,235,884.31             97.7%
Rajiv L. Gupta            1,604,092,353.39    36,815,961.00             97.8%
Amy Gutmann               1,605,214,829.47    35,693,484.92             97.8%
JoAnn Heffernan Heisen    1,605,059,286.54    35,849,027.85             97.8%
F. William McNabb III     1,605,657,175.92    35,251,138.47             97.9%
Andre F. Perold           1,602,313,073.31    38,595,241.08             97.6%
Alfred M. Rankin, Jr.     1,604,909,323.65    35,998,990.74             97.8%
Peter F. Volanakis        1,607,261,149.73    33,647,164.66             97.9%

*  Results are for all funds within the same trust


Proposal 2: - Update and standardize the funds' fundamental policies regarding:
(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c) Borrowing money.
(d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the funds to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.

                     For     Abstain      Against           Broker    Percentage
                                                         Non Votes           For
European Stock Index Fund

2a           449,587,070   6,694,799   19,907,448       27,765,178         89.2%
2b           447,911,380   7,823,384   20,454,555       27,765,177         88.9%
2c           444,968,986   7,208,152   24,012,179       27,765,178         88.3%
2d           446,185,109   7,285,760   22,718,448       27,765,179         88.5%
2e           446,201,350   7,143,870   22,844,095       27,765,180         88.5%
2f           447,937,500   7,202,447   21,049,370       27,765,178         88.9%
2g           459,786,579   6,983,326    9,419,408       27,765,182         91.2%

Pacific Stock Index Fund

2a           540,963,604   7,690,230   12,221,364       28,821,242         91.7%
2b           538,425,086   8,992,002   13,458,112       28,821,241         91.3%
2c           535,901,138   8,417,072   16,556,989       28,821,241         90.9%
2d           533,579,704   8,646,478   18,649,016       28,821,242         90.5%
2e           537,546,205   8,027,864   15,301,130       28,821,241         91.2%
2f           536,227,575   8,254,408   16,393,220       28,821,237         90.9%
2g           540,280,493   7,996,449   12,598,259       28,821,239         91.6%

Emerging Markets Stock Index Fund

2a           388,719,118   7,531,404    6,900,423       48,533,077         86.1%
2b           387,193,597   8,261,534    7,695,811       48,533,079         85.7%
2c           385,338,336   8,173,616    9,638,997       48,533,073         85.3%
2d           385,609,852   8,235,418    9,305,677       48,533,075         85.4%
2e           386,760,940   7,817,547    8,572,457       48,533,077         85.6%
2f           387,408,468   7,780,086    7,962,391       48,533,076         85.8%
2g           389,626,967   7,799,374    5,724,603       48,533,078         86.3%

FTSE All-World ex-US Index Fund

2a            71,299,208     879,660    1,207,378       12,315,684         83.2%
2b            70,997,043     939,500    1,449,702       12,315,685         82.8%
2c            70,543,952     939,514    1,902,775       12,315,688         82.3%
2d            70,679,473     962,574    1,744,196       12,315,687         82.5%
2e            71,032,033     899,601    1,454,609       12,315,688         82.9%
2f            70,984,627     924,048    1,477,567       12,315,688         82.8%
2g            71,052,343     907,440    1,426,460       12,315,688         82.9%

FTSE All-World ex-US Small-Cap Index Fund

2a               534,250       2,467        9,064            1,497         97.6%
2b               530,752       3,821       11,208            1,497         97.0%
2c               526,165       4,426       15,189            1,497         96.1%
2d               530,822       2,467       12,492            1,497         97.0%
2e               528,609       3,445       13,727            1,497         96.6%
2f               535,183       3,083        7,515            1,497         97.8%
2g               533,548       3,279        8,954            1,497         97.5%

Total World Stock Index Fund

2a             6,689,158     139,008      100,250        2,395,734         71.7%
2b             6,682,079     146,883       99,453        2,395,735         71.7%
2c             6,622,332     155,075      151,008        2,395,735         71.0%
2d             6,637,855     152,058      138,501        2,395,736         71.2%
2e             6,644,886     137,648      145,881        2,395,735         71.3%
2f             6,617,419     160,350      150,645        2,395,736         71.0%
2g             6,641,250     151,174      135,991        2,395,735         71.2%


Fund shareholders did not approve the following proposal:

Proposal 3 - Institute procedures to prevent holding investments in companies that, in the judgment of the board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights. The trustees recommended a vote against this proposal because it called for procedures that duplicate existing practices and procedures of the Vanguard funds.

                           For      Abstain    Against      Broker    Percentage
                                                            Non Votes        For
European Stock
    Index Fund          48,802,729  10,916,197 416,469,651  27,765,91       9.7%
Pacific Stock
    Index Fund          51,017,822  13,812,709 496,044,659  28,821,25       8.7%
Emerging Markets
    Stock Index Fund    32,187,780  16,796,684 354,081,177  48,618,38       7.1%